UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2011
Commission File Number: 0-7914

(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

633 17th Street, Suite 1900 Denver, Colorado	80202-3619
(Address of principal executive offices)	(Zip Code)

(303) 296-3076
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.   NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

    Effective as of November 28, 2011, the Board of Directors of Earthstone Energy, Inc. (“the Company”) authorized the delisting and deregistration of its Common Stock from the NASDAQ Capital Market (“NASDAQ”) to allow the Company’s Common Stock, pursuant to an application for listing approved on December 8, 2011, to be listed and registered on the New York Stock Exchange Amex (“NYSE Amex”) under the Securities Exchange Act of 1934, as amended.

    In connection with the change in exchange listing, on December 9, 2011, the Company notified NASDAQ of its intention to file, on or about December 19, 2011, a Form 25 with the Securities and Exchange Commission (“SEC”).  The Company anticipates thereafter filing a Form 8-A with the SEC to register its Common Stock on an accelerated basis on the NYSE Amex.  Accordingly, the Company anticipates that its Common Stock will begin trading on the NYSE Amex on or about December 20, 2011 under the ticker symbol “ESTE.”  The Company will continue to trade on NASDAQ until that time under the ticker symbol “ESTE.”

    On December 9, 2011, the Company issued a press release announcing that its Board of Directors had authorized the voluntary delisting and deregistration of its Common Stock on NASDAQ and its subsequent listing and registration on NYSE Amex.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

The following is furnished as an exhibit to this report:

Exhibit No.	Description

99.1	Earthstone Energy, Inc. Press Release dated December 9, 2011

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EARTHSTONE ENERGY, INC.
(Registrant)

Date: December 9, 2011	By:	/s/ Ray Singleton
Ray Singleton, President and Chief Executive Officer

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